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                                                                    EXHIBIT 10.1


         STOCK DISPOSITION AGREEMENT, dated as of April 29, 2001, between Associated Materials Incorporated, a Delaware corporation (the "Company"), The Prudential Insurance Company of America, a mutual insurance company organized under the laws of the State of New Jersey ("Prudential") and PCG Finance Company II, LLC, a Delaware limited liability company ("PCG" and, together with Prudential, the "Sellers").

                                   WITNESSETH:

         WHEREAS, the Sellers own an aggregate of 1,550,000 shares of Class B common stock, par value $.0025 per share, of the Company ("Class B Common Stock");

         WHEREAS, Prudential and PCG desire to sell and transfer to the Company, and the Company desires to purchase from Prudential and PCG, 382,000 and 618,000, respectively, shares of Class B Common Stock (collectively, the "Purchase Shares");

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and on the terms and subject to the conditions set forth herein, the parties hereto, each representing to the others that its execution, delivery and performance of this Agreement has been fully and duly authorized, agree as follows:

                                   ARTICLE I.

                              DEFINITIONS AND TERMS

                  Section 1.1 Specific Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

                  "Affiliate" shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person at any time during the period for which the determination of affiliation is being made.

                  "Common Stock" shall mean common stock, par value $.0025 per share, of the Company and Class B Common Stock, collectively.

                  "Governmental Entity" shall mean any supranational, national, federal, state or local judicial, legislative, executive or regulatory authority.

                  "Person" shall mean any natural person, firm, partnership, association, corporation, company, trust, business trust, Governmental Entity or other entity.

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                  "Transaction" shall mean after the Closing Date the sale,
         transfer or other disposition of all or substantially all of the assets of the Company and its subsidiaries or any transaction (including, without limitation, any merger, consolidation, tender offer or exchange offer) the result of which is that any Person or group becomes the beneficial owner of more than 50% of the then outstanding shares of Common Stock.

                  "Transaction Value" shall mean the sum of the cash, the value of publicly traded securities (which shall be deemed to be the closing price of such securities on the last full trading day immediately prior to the consummation of a Transaction) and the fair value of any other securities, rights or other assets received per share by holders of Common Stock in a Transaction (with the fair value of any non-publicly traded securities, rights or other assets received being determined by an investment banking firm of recognized stature designated in good faith by the Company's Board of Directors or, if the Sellers do not agree with such determination, as determined by agreement by such firm and another investment banking firm of recognized stature designated in good faith by the Sellers, or failing such agreement, by a third investment banking firm of recognized stature designated by such two firms).

                  Section 1.2 Other Terms. Other terms are defined elsewhere in this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

                                   ARTICLE II.

                                 PURCHASE SHARES

                  Section 2.1 Purchase and Sale of Purchase Shares. On the terms and subject to the conditions set forth herein, at the closing of the transactions described herein (the "Closing"), the Sellers agree to sell and transfer to the Company, and the Company agrees to purchase from the Sellers, the Purchase Shares of each Seller at a purchase price of $19.50 per share (the "Purchase Price"). The aggregate Purchase Price for the Purchase Shares is $19,500,000, of which $7,449,000 shall be paid to Prudential and $12,051,000 shall be paid to PCG. The Sellers represent and warrant that the Purchase Shares are free of any liens, charges or encumbrances.

                  Section 2.2 Closing; Delivery and Payment.

                  (a) The Closing shall take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York, on the date hereof (the "Closing Date").


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                  (b) On the Closing Date, each Seller shall deliver to the
Company certificates representing its Purchase Shares duly endorsed and in form for transfer to the Company and, prior to 11:00 a.m. New York City time on April 30, 2001, the Company shall pay to the Sellers the aggregate Purchase Price for the Purchase Shares in immediately available funds to an account designated by the Sellers in writing.

                                  ARTICLE III.

                                OTHER AGREEMENTS

                  Section 3.1 Transaction Payment. If on or prior to April 30, 2002 the Company consummates a Transaction that was proposed on or prior to July 31, 2001 either non-publicly in writing to the Company or orally to the Company and discussed by the Board of Directors of the Company, or publicly, the Company shall make or cause to be made a payment, in cash and/or Acquiror Stock (as hereinafter provided), to each Seller equal in value to the number of Purchase Shares sold by such Seller pursuant to this Agreement multiplied by the excess, if any, of the Transaction Value over the Purchase Price (each, a "Transaction Payment"); provided that if only a portion of the shares of Common Stock are entitled to participate in such Transaction pursuant to the express terms of such Transaction, the number of Purchase Shares used in the foregoing calculation shall be adjusted by multiplying the relevant number of Purchase Shares by a fraction the numerator of which is the number of shares of Common Stock so entitled to participate in the Transaction and the denominator of which is the total number of shares of Common Stock outstanding as of the close of business on the record date for determining which shares are so entitled to participate or, if there is no such record date, as of the close of business on the day immediately prior to the consummation of such Transaction. If the consideration for such Transaction consists solely of shares of publicly traded common stock of the acquiring Person ("Acquiror Stock"), the Company shall be entitled to make or cause to be made all or any portion of the Transaction Payment to each Seller in the form of Acquiror Stock. If the consideration for such Transaction consists partially of Acquiror Stock, the Company shall be entitled to make or cause to be made a portion of the Transaction Payment to each Seller in the form of Acquiror Stock equal in value up to an amount determined by multiplying such Seller's Transaction Payment by a fraction the numerator of which is the value of Acquiror Stock received per share by holders of Common Stock in such Transaction (as determined in accordance with the definition of Transaction Value in Section 1.1) and the denominator of which is the Transaction Value. It shall be a condition to the delivery of Acquiror Stock in accordance with either of the two foregoing sentences that the Sellers receive (or as third party beneficiaries in respect of any Transaction agreement, are entitled to the benefit of) customary representations and warranties relating to the due authorization, issuance and delivery of such shares of Acquiror Stock, in form and substance reasonably satisfactory to the Sellers. In the event that subsequent to the Closing there is a change in the number of shares of Common Stock issued and outstanding as a result of a


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reclassification, stock split (including a reverse split), stock dividend or distribution or other similar transaction, the number of Purchase Shares and the Purchase Price used in the foregoing determination of the payment to the Sellers shall be equitably adjusted to eliminate any dilutive or accretive effects of such event or transaction. Such payment of cash and/or Acquiror Stock shall be made at the time of consummation of such Transaction and any cash payment shall be made in immediately available funds to an account designated by the Sellers in writing. The Company agrees that it will not intentionally delay the receipt of any proposal or the consummation of any Transaction for the purpose of avoiding a payment under this Section 3.1.

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

                  The Company represents and warrants as to itself to each Seller, and each Seller represents and warrants as to itself to the Company, as follows:

                  Section 4.1 Authorization, etc. It has duly obtained all necessary authority for the execution, delivery and performance of this Agreement by it; it has duly executed and delivered this Agreement; and this Agreement is a valid and legally binding agreement, enforceable against it in accordance with its terms, assuming it has been duly executed and delivered by the other party.

                  Section 4.2 No Conflicts, Consents. Performance of this Agreement by it will not violate or conflict with any law, regulation, order or agreement to which it is subject or to which it is a party, its certificate of incorporation or by-laws, and it requires no governmental approvals or third party consents to enter into and perform its obligations pursuant to this Agreement, except for such consents or approvals that have been obtained or such other consents or approvals that may be required to be obtained in connection with the making of any Transaction Payment. Such execution and performance does not and will not constitute a default under any agreement or obligation binding on it or result in the forfeiture or loss of any rights or assets by it except as specifically provided for in this Agreement.

                                   ARTICLE V.

                                 INDEMNIFICATION

                  Section 5.1 Indemnity. The Company shall indemnify and hold harmless, each of the Sellers and its officers, employees, representatives, outside advisors, agents and Affiliates (each, an "indemnified party") from and against any and all losses, claims, damages or liabilities (or actions or proceedings in respect thereof), including reasonable fees and expenses of counsel incurred in investigation or defense of any of the same or in successfully asserting any of their respective rights hereunder,


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which arise, directly or indirectly, out of claims or charges made by any Person
(other than any claim or charge by any indemnified party against any other indemnified party) against any of them resulting from the entering into or performance by each of the Sellers of this Agreement or the transactions contemplated hereby or from any action or inaction as a stockholder of the Company in connection with the transactions contemplated by this Agreement, other than claims or charges (i) by the Company for breach in any material respect of any representation, warranty or covenant of the Sellers contained in this Agreement or (ii) that are finally judicially determined to have resulted primarily from the gross negligence, bad faith or willful misconduct of any indemnified party. This indemnity shall not apply, however, to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld). The Company agrees that no indemnified party shall have any liability to the Company for or in connection with the entering into and performance of this Agreement or the transactions contemplated hereby, except for losses, claims, damages or liabilities incurred by the Company that are finally judicially determined to have resulted primarily from the gross negligence, bad faith or willful misconduct of such indemnified party.

                  Section 5.2 Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraph, such indemnified party will, if a claim in respect thereof is to be made against the Company, give written notice to the Company of the commencement of such action or proceeding, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the Company of its obligations under the preceding paragraph except to the extent that the Company is prejudiced by such failure to give notice. Such notice shall describe the claim in reasonable detail and include copies of all correspondence or other documentation in the possession of, or reasonably available to, the indemnified party. In case any such action is brought against an indemnified party, the Company will be entitled to participate therein and to assume the defense thereof, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the Company to such indemnified party of its election so to assume the defense thereof, the Company will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof. If the Company does assume the defense of any claim, the indemnified party shall use reasonable efforts to cooperate with the Company in such defense. Notwithstanding the foregoing, if such indemnified party and the Company reasonably determine, based upon advice of their respective independent counsel, that a conflict of interest may exist between the indemnified party and the Company with respect to such action and that it is advisable for such indemnified party to be represented by separate counsel, such indemnified party may retain other counsel, reasonably satisfactory to the Company, to represent such indemnified party, and the Company shall pay all reasonable fees and expenses of such counsel. The Company, in the defense of any such claim or litigation,


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shall not, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

                  Section 5.3 Payment. Any indemnification required to be made by the Company pursuant hereto shall be made by periodic payments to the indemnified party during the course of the action or proceeding, as and when bills (with reasonable and customary supporting documentation) are received by the Company with respect to an indemnifiable loss, claim, damage, liability or expense incurred by such indemnified party, provided that the Company receives an undertaking by Prudential to repay amounts so advanced if it shall ultimately be determined that such indemnified party is not entitled to be indemnified hereunder.

                                  ARTICLE VI.

                                  MISCELLANEOUS

                  Section 6.1 Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered registered or certified mail, return receipt requested, or by a national courier service, if sent by facsimile transmission, provided that the facsimile transmission is promptly confirmed by telephone confirmation thereof, or on the fifth day after posting in the United States postage prepaid if sent by registered or certified mail, return receipt requested, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

         To the Company:

                           Associated Materials Incorporated
                           2200 Ross Avenue
                           Suite 4100 East
                           Dallas, Texas 75201
                           Attention:  Robert L. Winspear,
                                       Vice President and Chief Financial
                                         Officer
                           Tel:  (214) 220-4600
                           Fax:  (214) 220-4607


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                           With a copy to:

                           Jones, Day, Reavis & Pogue
                           2727 North Harwood Street
                           Dallas, Texas 75201
                           Attention:  James E. O'Bannon
                           Tel:  (214) 220-3939
                           Fax:  (214) 969-5100

                       To the Sellers:

                           The Prudential Insurance Company of America
                           751 Broad Street
                           Newark, New Jersey 07102-3777
                           Attention:  Jack Pfeilsticker
                           Tel:  (201) 802-9200
                           Fax:  (201) 802-3853

                           With a copy to:

                           Debevoise & Plimpton
                           875 Third Avenue
                           New York, NY 10022
                           Attention:  Peter J. Loughran, Esq.
                           Tel:  (212) 909-6000
                           Fax:  (212) 909-6836

                  Section 6.2 Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Sellers, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and, except as otherwise provided herein, shall not be exclusive of any rights or remedies provided by law.


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                  Section 6.3 Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of each party hereto, except that either of the Sellers may make such assignments of its rights (but not its obligations) hereunder to its Affiliates with notice to the Company but without the need for the Company's consent, and the Company may assign or transfer its rights and obligations hereunder to any successor entity in connection with a merger of the Company or sale of all, or substantially all, of the assets of the Company.

                  Section 6.4 Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, among them with respect to such matters, and any written agreement of the parties that expressly provides that it is not superseded by this Agreement.

                  Section 6.5 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Company and the Sellers, and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

                  Section 6.6 Governing Law; Submission to Jurisdiction; Selection of Forum. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contained in or contemplated by this Agreement, whether in tort or contract or at law or in equity, exclusively in the United States District Court for the Southern District of New York or the Supreme Court of the state of New York for the county of New York, and solely in connection with claims arising under this Agreement or the transactions contained in or contemplated by this Agreement (i) irrevocably submits to the exclusive jurisdiction of such courts,
(ii) waives any objection to laying venue in any such action or proceeding in such courts, (iii) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party hereto and (iv) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with section 6.1 of this Agreement.

                  Section 6.7 Further Assurances. Each party hereto shall execute and deliver all further documents or instruments reasonably requested by the other party in order to effect the intent and purposes of this Agreement and obtain the full benefit of this Agreement.

                  Section 6.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.


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         IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.

                                     ASSOCIATED MATERIALS INCORPORATED


                                     By:   /s/ Robert L. Winspear
                                         --------------------------------------
                                           Name:  Robert L. Winspear
                                           Title: Vice President and Chief
                                                  Financial Officer

                                     THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


                                     By:   /s/ Paul G. Price
                                         --------------------------------------
                                            Name:  Paul G. Price
                                            Title: Vice President

                                     PCG FINANCE COMPANY II, LLC


                                     By:   /s/ B. Ross Smead
                                         --------------------------------------
                                            Name:  B. Ross Smead
                                            Title: Vice President


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